UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2024

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2024, FiscalNote Holdings, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with EGT-East, LLC (the “Investor”) modifying certain provisions of the Senior Subordinated Convertible Promissory Notes made by the Company in favor of the Investor on each of December 8, 2023 and January 5, 2024 (the “Notes”) and that certain AI Copilot Partnership Agreement, dated as of December 8, 2023 (the “Co-Pilot Agreement”). The Agreement permitted and required the Company to convert approximately $1.6 million in aggregate principal amount of the Notes (the “Early Converted Notes”) into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Agreement, the Company was also required to issue to the Investor shares of Common Stock in respect of the Early Converted Notes and all shares issuable under the Co-Pilot Agreement on or before April 12, 2024. Pursuant to the Agreement, the Investor has the right to convert the aggregate principal amount of the remaining Notes (the “Remaining Notes”), but only on or after June 30, 2024, if such conversion right is not cancelled by the terms of the Agreement. In addition, the Agreement terminates the Company’s obligation to issue additional shares to Era pursuant to the Co-Pilot Agreement under the circumstances specified therein.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On April 11, 2024 and pursuant to the Agreement, the Company issued the Investor an aggregate of 3,003,268 shares of Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Letter Agreement Relating to Senior Subordinated Convertible Promissory Notes and Co-Pilot Agreement, dated as of April 11, 2024, by and between the Registrant and EGT-East, LLC.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

The appendix to this exhibit has been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Timothy Hwang
Name:	Timothy Hwang
Title:	Chief Executive Officer

Date: April 12, 2024